Exhibit 99.1

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Press Release
For immediate release
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Invesco Completes Acquisition of
Morgan Stanley’s Retail Asset Management Business

Invesco Investor Relations:	Jordan Krugman	404-439-4605
Invesco Media Relations:	Doug Kidd	404-479-2922
Morgan Stanley Media Relations:	Erica Platt	212-761-2444

Atlanta/New York, June 1, 2010 --- Invesco Ltd. (NYSE: IVZ) and Morgan Stanley (NYSE: MS) today announced they have completed the previously announced sale of Morgan Stanley’s retail asset management business, including Van Kampen Investments, to Invesco.

“Since our announcement in October, our organizations have delivered strong investment performance to our clients and strengthened our business momentum while working toward a successful close of the transaction,” said Martin L. Flanagan, president and CEO of Invesco. “Today, Invesco moves forward as an independent global asset management organization focused on bringing the tremendous value of this combination to our clients. With more than 700 investment professionals and a comprehensive range of diverse investment strategies, we are better positioned than ever to meet the needs of our clients across the globe.”

“The combination of Invesco’s strong and diversified product portfolio with Van Kampen’s product strengths and leading distribution capabilities creates a formidable provider of retail asset management services,” said James P. Gorman, president and CEO of Morgan Stanley. “Partnering with Invesco, a world-class asset manager, allows Morgan Stanley to best unlock the value of our retail asset management business as we focus on our institutional business. Invesco is an important strategic partner to our firm, and we look forward to a continued productive relationship.”

Under the terms of the agreement, Invesco acquired Morgan Stanley’s retail asset management business, including Van Kampen Investments, in exchange for a combination of cash and equity. To maximize the capital efficiency of the transaction, the final split between cash and equity provided to Morgan Stanley will total $800 million in cash and 30.9 million shares in Invesco Ltd. equity.

Under the transaction’s final cash/equity split, Invesco expects that the transaction will be incrementally more accretive than previously indicated by approximately 4 cents in the first 12 months after its scheduled June 1, 2010 close. This would yield total EPS accretion in the first year and second year after the close of the transaction of 21 cents and 23 cents, respectively. More information regarding the terms of the transaction can be found in Invesco’s public filings with the Securities and Exchange Commission.

About Invesco

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

About Morgan Stanley

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services. The firm’s employees serve clients worldwide including corporations, governments institutions and individuals from more that 1,300 offices in 42 countries. For further information about Morgan Stanley, please visit www.morganstanley.com.

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